A C N B C O R P O R A T I O N Investor Presentation First Quarter of 2023 Nasdaq: ACNB investor.acnb.com

2 | Investor Presentation Important Information • ACNB Corporation (Nasdaq: ACNB) (“ACNB” or the “Corporation”) is the financial holding company for ACNB Bank (“ACNB Bank” or the “Bank”) and ACNB Insurance Services, Inc. (“ACNB Insurance Services,” “ACNB Insurance” or “Insurance Services”). • This presentation may contain forward-looking statements, including, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and the economy; the continuing banking crisis caused by the recent failures and continuing financial instability of certain banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemics, epidemics or health-related crises and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers' ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation's market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation's brand and protect the Corporation's intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of the filing date of the Form 8-K that this presentation was furnished to the Securities and Exchange Commission (“SEC”). Some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements can be found in the Corporation’s most recent Annual Report on Form 10-K and most-recent Quarterly Report on Form 10-Q, which have been filed with the SEC and are available at investor.acnb.com. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission. • All ACNB Corporation, ACNB Bank and ACNB Insurance Services financial data referenced herein is provided by the Corporation. ACNB data for the most recent quarter (“MRQ”) and last twelve month (“LTM”) is for periods ending March 31, 2023. • All market-pricing data (Source: S&P Capital IQ Pro) is as of May 26, 2023. • To the extent that Corporation or Bank metrics presented herein are not financial measures under generally accepted accounting principles (“GAAP”), these non-GAAP metrics will be reconciled with comparable GAAP measures in the appendix to this presentation. Investor Presentation 1Q23

Corporate Profile

Mid-Atlantic commercial bank holding company for ACNB Bank and ACNB Insurance Services, which serve businesses and communities in Pennsylvania and Maryland, including those in the Gettysburg region, its surrounding counties, and the Greater Baltimore area.

Offices in PA's Adams, Cumberland, Franklin, Lancaster and York counties and MD's Baltimore, Carroll, Frederick and Harford counties



CUMBERLAND
FRANKLIN
ADAMS
YORK
LANCASTER
PENNSYLVANIA
MARYLAND
CARROLL
FREDERICK
BALTIMORE
HARFORD

LOCATIONS

- ☆ ACNB Corporation Operations Center
- ● ACNB Bank
- ■ ACNB Bank Loan Office
- ▲ ACNB Insurance Services, Inc.

Visit acnb.com and acnbinsurance.com for specific locations.

ACNB Corporation | ACNB BANK | ACNB INSURANCE SERVICES

ACNB Corporation

Ticker	Nasdaq: ACNB
Key Index membership	Russell 2000
Total assets	$2.41B
Total loans	$1.53B
Market capitalization	$262M
Float	~95%
Average daily volume (3-mo)	~11K
Common shares outstanding	8.52M
Institutional ownership	~30%
Insider ownership	~5%
Price/EPS (LTM)	6.90x
Price/book value per share	1.02x
Price/tangible book value per share*	1.30x
Dividend Yield	3.65%
Share Price - 5/26/2023	$30.70
52-week high	$41.28
52-week low	$27.00
ROAA (MRQ)	1.50%
ROAE (MRQ)	14.58%
ROATCE* (MRQ)	19.17%

Market-pricing data (Source: S&P Capital IQ Pro) is as of the date provided on p. 2
Ownership data (Source: S&P Capital IQ Pro) is most recent available
ACNB Corporation MRQ financial data provided by the Corporation
** Non-GAAP financial measure ; Refer to the calculation on the pages titled "Reconciliation of Non-GAAP Measures" at the end of this presentation*

3 | Investor Presentation

4 | Investor Presentation Experienced Management Team • Proven management team with many years of experience; Chief Financial Officer, Chief Strategy Officer and Maryland Market President relatively new to the executive team bringing additional outside experience and depth from larger banks Commercially Focused Loan Portfolio • Commercial loans/total loans* ratio of 70% for MRQ • Average commercial loan yield of 5.03% for MRQ • Expanding into adjacent communities with LPOs in attractive PA and MD growth markets Stable and Low-Cost Deposit Base • 166-year-old bank with loyal customer base and leading market share in its core PA markets† • Top-5 deposit share in affluent and dynamic MD markets† • 0.09% total cost of deposits for MRQ • Adopted ACNB Bank brand in Maryland market in 2023 to promote strong brand awareness throughout footprint Commitment to Noninterest Income to Diversify Revenue • ~18.3% non-interest income to revenues†† for MRQ, driven by insurance services and wealth management • Rebranded Russell Insurance Group, Inc. to ACNB Insurance Services, Inc. and integrated Hockley & O'Donnell Insurance acquisition in 2022 • ~$580mn in assets under management or administration in wealth management Focus on Expense management to Create Efficiencies and Support Investments into Improving Customer Experience • ~21% reduction in net branch count since December 31, 2020 to 26 locations • Undertaking enterprise modernization and digital transformation • 56.36% efficiency ratio†† for MRQ Strong Profitability • 1.50% return on average assets (“ROAA”) and 14.58% return on average equity (“ROAE”) for MRQ Actively Managing Strong Capital Position • Strong capital position provides flexibility to return capital to shareholders and fund prudent growth of the bank • 8.56% tangible common equity/tangible assets†† and regulatory ratios well above internal minimums for MRQ Ample Liquidity Position • 74.5% loan/deposit ratio and 18.8% unencumbered securities, cash & cash equivalents/assets for MRQ • Secondary liquidity sources include secured and unsecured borrowings from sources, primarily from the FHLB Stable Asset Quality • 0.25% NPLs/loans, 0.02% NCOs/avg. loans, 1.27% allowance/loans and 508% allowance/NPLs at MRQ end • Transitioned to CECL on 1/1/2023 in accordance with FASB standards for smaller reporting companies under SEC rules Investment Highlights * C&I, CRE, multifamily, farm and construction and development loans as percentage of total loans † FDIC Summary of Deposits data for PA’s Adams county and for MD’s Frederick and Carroll counties as of 6/30/22, according to S&P Capital IQ Pro †† Non-GAAP financial measure ; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation

Experienced Management Team

ACNB Corporation



34 years
In financial services
15 years
At ACNB

James P. Helt
President & Chief Executive Officer

Named Corporation CEO in 2017 and Bank President in 2015. Joined ACNB in 2008 after serving as a senior executive with Susquehanna Bank and CommunityBanks.



25 years
In financial services
1 year
At ACNB

Jason H. Weber
EVP, Treasurer & Chief Financial Officer

Previously CFO of Atlantic Community Bankers Bank and a corporate finance, capital management and investor relations executive at Fulton Bank and Susquehanna Bank, following a variety of roles with national and multi-national financial services companies.



32 years
In financial services
1 year
At ACNB

Brett D. Fulk
EVP & Chief Strategy Officer

Previously served as President, CEO and Director of Riverview Bank and held executive leadership roles with Susquehanna Bank and CommunityBanks.



21 years
In financial services
18 years
At ACNB

Laurie A. Laub
EVP, Chief Credit & Operations Officer

Previously served in management and credit administration roles with Waypoint and Sovereign banks after beginning her career in public accounting.



41 years
In financial services
15 years
At ACNB

Douglas A. Seibel
EVP, Chief Lending and Revenue Officer

Previously served in senior commercial lending roles with Susquehanna Bank; CommunityBanks; M&T Bank; and Allfirst Bank. Also oversees the ACNB Bank Treasury Management function.



33 years
In financial services
<1 year
At ACNB

Mark Blacksten
EVP, Maryland Market President

Previously served in a senior regional commercial banking leadership roles in Maryland with M&T Bank



24 years
In human resources
3 years
At ACNB

Emily E. Berwager
SVP, Human Resources Manager

A human resources executive leader with experience in the banking, manufacturing and healthcare industries, most recently serving as a vice president with the Campbell Soup Company in their Snacks Division.



11 years
In legal services
7 years
At ACNB

Kevin J. Hayes
SVP, General Counsel, Secretary and Chief Governance Officer

An experienced banking, regulatory and commercial attorney who previously represented a number of financial institutions as a lawyer in private practice with Mette, Evans & Woodside.

5 | Investor Presentation

6 | Investor Presentation 70% Commercial† Commercially Focused Loan Portfolio • 193.43% CRE loans/total RBC* • 31.97% construction loans/total RBC* • 43.43% owner-occupied/total CRE • 5.03% average yield on commercial loans** • Long-term growth opportunities o LPOs in Hunt Valley, MD, Lancaster and York, PA o Enhanced incentives for producers o Active recruitment of new loan officers o Streamlined approval and closing process All dollar amounts in thousands and balances at period end, with Commercial and Industrial (“C&I”) loan amounts excluding PPP loans * CRE and construction and development loans, as defined in regulatory guidance, as a % of risk-based capital, at MRQ end ** MRQ † C&I, CRE, multifamily, farm and construction and development loans as percentage of total loans $1.53BN Total loans MRQ end $149,315 $181,438 $161,025 $178,905 $170,341 $567,048 $744,626 $786,255 $821,691 $819,302 $32,991 $59,251 $52,450 $83,283 $86,847 $749,354 $985,315 $999,730 $1,083,879 $1,076,490 2019 2020 2021 2022 MRQ 11% 53% 6% 30% C&I, ex PPP CRE, Multifamily & Farm C&D Other

Stable and Low-Cost Deposit Base

- 10.4% of deposits associated with top 20 relationships
- 80.8% of all deposits FDIC insured and/or collateralized
  - Average deposit account balance <$25,000 at MRQ end
- ~62.0% deposit share in Adams County and strong market presence in surrounding communities drives attractive funding profile
  - ~3.3% share across all other PA and MD counties with ACNB branches, a $37BN deposit market**
- ~7.0% deposit share in MD's Frederick and Carroll counties ranks ACNB No. 5 in each
  - The only community bank in top five
  - US top-50 most-affluent counties, each with median HH income ≥$100K†
  - Growth opportunities throughout Greater Baltimore
- Well positioned relative to peers
  - 0.09% cost of deposits, 96 bps below peer median
  - 74.5% loan-to-deposit ratio compared to 93.1% peer median


98.1%
Core*
88.2%
Non-CD
29%
10%
2%
59%
$2.06BN
Total Deposits
MRQ end
Savings, interest checking and money market
Non-interest bearing
CDs <$250K
CDs ≥$250K

All market share data from 6/30/22 FDIC Summary of Deposits annual report, according to S&P Capital IQ Pro; All other figures as of MRQ end, with peer data according to S&P Capital IQ Pro; See appendix for peer companies
** Core deposits include all deposits except CDs ≥$250,000*
*** Aggregate for PA's Cumberland, Franklin, York counties and MD's Frederick and Carroll counties*
† 2022 median household income by county, according to data from S&P Capital IQ Pro

7 | Investor Presentation

Low Historic Betas



3Q15-2Q19
Deposit Beta
14%
24%
Average Deposit Cost
ACNB
Peer Median
EFFR
0.25%
0.41%
0.13%
0.57%
1.04%
2.40%
3Q15
2Q19



4Q21-MRQ
Deposit Beta
-2%
19%
Average Deposit Cost
ACNB
Peer Median
EFFR
0.16%
0.24%
0.08%
0.09%
1.05%
4.52%
4Q21
MRQ

Beta calculated as the basis-points change in average cost of deposits for the quarter divided by the basis points change in average effective funds rate for the same period; Median peer data from S&P Capital IQ Pro and EFFR from St. Louis Fed (fred.stlouisfed.org/series/FEDFUNDS) ; See appendix for peer companies

8 | Investor Presentation

9 | Investor Presentation Commitment to Noninterest Income to Diversify Revenue • Year-over-year increase driven primarily by commissions from insurance sales of $702,000 due to the acquisition of the business and assets of the Hockley & O’Donnell Insurance Agency in combination with higher contingent income o Other included a loss of $193,000 on the sale of securities in 1Q23 • Linked quarter decline driven primarily by seasonally weaker service charges and a decrease in other income o Other included a $421,000 net gain on the sale of a low income housing partnership partially offset by a loss of $234,000 on the sale of securities in 4Q22 $5.0MN Noninterest income MRQ $000s 1Q23 4Q22 1Q22 Commissions from insurance sales $1,902 $1,870 $1,200 Service charges on deposit accounts $962 $1,020 $958 Income from fiduciary, investment management and brokerage $840 $711 $810 Income from mortgage loans held for sale $17 $19 $281 Earnings on investment in bank-owned life insurance $442 $480 $327 Service charges on ATM and debit card transactions $823 $867 $753 Other -$2 $456 $130 Total noninterest income $4,984 $5,423 $4,459

10 | Investor Presentation Fee-Generating Offerings All dollar amounts in thousands * Income from fiduciary, investment management and brokerage activities ** Non-GAAP financial measure ; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation In su ra n ce W e al th To ta l N o n in te re st In co m e $6,339 $6,125 $6,151 $8,307 $9,009 $47,735 $47,943 $46,508 $52,994 $57,150 2019 2020 2021 2022 LTM Insurance commissions Gross premium volume $2,469 $2,672 $3,169 $3,160 $3,190 $389,000 $436,700 $537,800 $518,800 $578,900 2019 2020 2021 2022 LTM Wealth management fees* AUM/AUA (period-end) $17,902 $20,283 $22,236 $21,918 $22,507 23.15% 21.73% 23.79% 20.81% 20.10% 2019 2020 2021 2022 LTM Total noninterest income Total noninterest income/revenue**

11 | Investor Presentation Focus on Expense Management * Non-GAAP financial measure ; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation $000s 1Q23 4Q22 1Q22 Salaries and employee benefits $10,442 $9,786 $7,559 Net occupancy $1,037 $978 $1,159 Equipment $1,607 $2,046 $1,518 Other tax $337 $403 $416 Professional services $382 $758 $309 Supplies and postage $206 $193 $181 Marketing and corporate relations $154 $72 $103 FDIC and regulatory $249 $330 $271 Intangible assets amortization $360 $399 $309 Other $1,508 $1,708 $1,457 Total noninterest expense $16,282 $16,673 $13,282 • Year-over-year increase driven primarily by increase to salaries and employee benefits o 1Q22 included a partial reversal of incentive compensation of $750,000 and a reversal of $484,000 of loan expense • Linked quarter decline driven primarily by lower equipment, professional services and other operating expenses 60.00% 55.66% 56.36% 1Q22 4Q22 1Q23 Consolidated efficiency ratio*

Branch Network Productivity

- ~21% reduction in net branch count since the end of 2020 to 26 locations
    - Consolidated eight full-service locations since the end of 2020, including six in 2022
- Opened one new full-service location in 2022
    - New floorplan designed to support sales, advisory services and complex transactions that customers often prefer to address in person
- Continuous optimization of branch network
    - Traffic, productivity and profitability will inform ongoing consolidation decisions
- Supplementing branch network with commercial teams in cost-effective LPOs
    - Baltimore County, MD
    - Lancaster County, PA
    - York County, PA

Deposits per Branch in (000's)
Period End


$48,699
$66,228
$78,271
$84,576
$79,070
2019
2020
2021
2022
MRQ

12 | Investor Presentation

13 | Investor Presentation Strong Profitability • Delivering strong profitability for shareholders * Non-GAAP financial measure ; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation R O A A R O A E R O A TC E EP S 0.97% 1.26% 1.51% 1.56% 1.50% 1Q22 2Q22 3Q22 4Q22 1Q23 Return on Average Assets 10.04% 13.69% 17.06% 17.10% 14.58% 1Q22 2Q22 3Q22 4Q22 1Q23 Return on Average Equity 12.91% 18.14% 22.80% 22.90% 19.17% 1Q22 2Q22 3Q22 4Q22 1Q23 Return on Average Tangible Common Equity* $0.76 $0.99 $1.20 $1.20 $1.06 1Q22 2Q22 3Q22 4Q22 1Q23 Earnings Per Share

Actively Managing Strong Capital Position

- Practices reflect ACNB's ongoing and long-term commitment to maximizing shareholder value
  - Repurchased 206,929 common shares in 2022
  - Increased dividend by $0.02 to $0.28 in 4Q22
- Disciplined acquisition strategy
  - Compatible cultures
  - In or adjacent to current markets
  - Accretive to EPS in year one
  - Conservative TBV earnback
  - IRR greater than target's cost of capital



3.65%
26.42%
7.69%
$0.02
$0.28
Dividend yield**
Dividend payout ratio †
4Q22 increase in regular quarterly cash dividend
Quarterly cash dividend



Capital Ratios
(MRQ end)
8.56%
11.09%
5.0%
15.76%
7.0%
16.12%
8.5%
18.18%
10.5%
TCE/TA*
Tier 1 Leverage
Common Tier 1
Tier 1 Risk-Based
Total Risk Based
Corp
Internal Minimums



Shares repurchased
Remaining repurchase authority
206,929
850
254,725
2022
YTD
MRQ end

** Non-GAAP financial measure ; Refer to the calculation on the pages titled "Reconciliation of Non-GAAP Measures" at the end of this presentation*
*** The Corporation's common stock cash dividend paid in the MRQ, annualized, as a percentage of ACNB Corporation's closing share as of date provided on p. 2*
† The Corporation's common stock cash dividend paid in the MRQ, as a percentage of MRQ earnings per share

14 | Investor Presentation

15 | Investor Presentation Prudent Asset-Liability Management MRQ End4Q21 End • Repositioned balance sheet in 2022 to reduce interest rate risk o Reduced cash/ cash equivalents as a percentage of total assets from 25.5% at the end of 2021 to 4.7% at MRQ end Rate Ramp Scenario Rate Shock Scenario Model Impact to Net Interest Income Assuming Static Balance Sheet -7.4% 8.7% 13.3% -15.5% -3.6% -8.5% 1.0% 7.2% -3.9% -11.4% 4.5% 12.7% Year 1 Year 2 -100 +100 -1.0% -7.0% 0.0% 6.0% Year 1 Year 2 -100 +100

16 | Investor Presentation Ample Liquidity Position • Actively monitoring, managing and projecting our liquidity needs to minimize our liquidity risk o Liquidity monitored daily • Stable, durable and relationship-based core deposits continue to be ACNB Bank’s primary source of liquidity o 74.5% loan/deposit ratio o 18.8% unencumbered securities, cash and cash equivalents/assets ratio • ACNB’s banking subsidiary could borrow approximately $815.0 million from the FHLB of which approximately $790.0 million was available at 3/31/23 • Fed Funds line capacity at ACNB’s banking subsidiary was $75.0 million of which the full amount was available at 3/31/23 • ACNB’s banking subsidiary could borrow approximately $262.0 million from the Bank Term Funding Program of which the full amount was available at 3/31/23 90.3% 75.4% 60.6% 70.0% 74.5% 10.0% 17.7% 29.1% 17.1% 18.8% 12/31/19 12/31/20 12/31/21 12/31/22 MRQ end Loans/Deposits Unencumbered Securities, Cash & Cash Equivalents /Assets

17 | Investor Presentation Stable Asset Quality • Committed to sound credit risk management, including conservative and disciplined underwriting practices, timely credit administration process and proactive customer relationship management All dollar amounts in thousands; non-performing loans consist of nonaccrual loans and 90+ days past due and still accruing * NCOs annualized $5,507 $5,226 $3,902 $3,857 $3,838 0.37% 0.35% 0.26% 0.25% 0.25% 1Q22 2Q22 3Q22 4Q22 1Q23 Non-Performing Loans NPLs/Loans $70 $20 $991 $91 $91 0.02% 0.01% 0.26% 0.02% 0.02% 1Q22 2Q22 3Q22 4Q22 1Q23 Net Charge Offs NCOs*/Average Loans $18,963 $18,943 $17,952 $17,861 $19,485 1.28% 1.25% 1.18% 1.16% 1.27% 1Q22 2Q22 3Q22 4Q22 1Q23 Allowance for Loan and Lease Losses Allowance/Loans 344% 362% 460% 463% 508% Allowance/NPLs

18 | Investor Presentation CECL Adoption • Transitioned from the incurred loss accounting method to the current expected credit loss model on 1/1/23 in accordance with Topic 326 for smaller reporting companies under SEC rules Incurred Model Allowance CECL Model Allowance • Recorded a net decrease to retained earnings of $2.4 million, net of tax, on 1/1/23 for the cumulative effect of adopting Topic 326 • The allowance for credit losses increased $1.6 million and the allowance for unfunded commitments, included in the liabilities section on the balance sheet, increased $1.6 million on 1/1/23 $17,952 $17,861 +$1,618 $19,479 $19,485 1.18% 1.16% 1.27% 1.27% 9/30/2022 12/31/2022 CECL Adjustment 1/1/2023 3/31/2023 Allowance ($000s) Allowance/Loans

19 | Investor Presentation Appendix

20 | Investor Presentation 11% 53% 6% 5% 24% 1% 70% Commercial* Diversified Loan Portfolio • Average loan balance ~$152k as of 3/31/23 • Average Commercial* loan balance ~$332k as of 3/31/23 All dollar amounts in thousands and balances at period end, with commercial and industrial (C&I) loan amounts excluding PPP loans. * MRQ-end for C&I, CRE & multifamily, farm and construction and development loans as percentage of total loans.. $1.53BN Total loans MRQ end $567,048 $744,626 $786,255 $821,691 $819,302 $149,315 $181,438 $161,025 $178,905 $170,341 $32,991 $59,251 $52,450 $83,283 $86,847 $108,047 $104,610 $92,763 $84,142 $83,913 $404,170 $407,025 $348,868 $359,378 $361,045 $138,717 $18,541 $1,275,007 $1,648,818 $1,470,620 $1,538,733 $1,531,793 2019 2020 2021 2022 MRQ PPP 1-4 family HELOC Consumer C&D C&I, ex PPP CRE, Multifamily & Farm

21 | Investor Presentation CRE Breakdown Apartments 5.12% Hotel/Motel/B&B 10.14% Office Complex 9.37% Rental Units - Retail/Mixed Use/Commercial 14.19%  5.73% Strip Mall 4.61%Warehouse 4.43% Restaurant 3.85% Farming 6.07% Retail 3.05% Manufacturers 4.88% Non-Profit 5.05% Service Industry 7.60% Other 15.93% Includes multifamily and farm; MRQ Other Income Producing RE

22 | Investor Presentation This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporations' results of operations and financial condition. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP financial measures. Reconciliation of Non-GAAP Measures 22

Reconciliation of Non-GAAP Measures

ACNB Corporation

$ in 000's, except per share amounts	Three Months Ended, 3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Common shareholders' equity (tangible), per share					
Shareholders' Equity	$256,009	$247,032	$232,370	$245,042	$255,841
Less: Goodwill and intangible assets	($55,700)	($55,310)	($54,916)	($54,517)	($54,157)
Tangible common shareholders' equity (numerator)	$200,309	$191,722	$177,454	$190,525	$201,684
Shares outstanding, end of period (denominator)	$8,707,028	$8,624,035	$8,519,211	$8,515,120	$8,523,256
Common shareholders' equity (tangible), per share	**$23.01**	**$22.23**	**$20.83**	**$22.37**	**$23.66**
Return on average common shareholders' equity (tangible)					
Net income available to common shareholders	$6,599	$8,630	$10,324	$10,199	$9,023
Plus: Intangible amortization	$309	$389	$395	$399	$360
Less: Tax impact of adjustment	($73)	($92)	($93)	($94)	($85)
Operating net income available to common shareholders (numerator)	$6,835	$8,927	$10,626	$10,504	$9,298
Average shareholders' equity	$266,662	$252,933	$240,026	$236,674	$251,054
Less: Average goodwill and intangible assets	($51,955)	($55,505)	($55,113)	($54,717)	($54,337)
Average tangible common shareholders' equity (denominator)	$214,708	$197,428	$184,913	$181,958	$196,717
Return on average common shareholders' equity (tangible)	**12.91%**	**18.14%**	**22.80%**	**22.90%**	**19.17%**
Tangible common equity to tangible assets (TCE/TA Ratio)					
Shareholders' equity	$256,009	$247,032	$232,370	$245,042	$255,841
Less: Goodwill and intangible assets	($55,700)	($55,310)	($54,916)	($54,517)	($54,157)
Tangible common shareholders' equity (numerator)	$200,309	$191,722	$177,454	$190,525	$201,684
Total assets	$2,746,156	$2,683,162	$2,654,153	$2,525,507	$2,410,933
Less: Goodwill and intangible assets	($55,700)	($55,310)	($54,916)	($54,517)	($54,157)
Total tangible assets (denominator)	$2,690,456	$2,627,852	$2,599,237	$2,470,990	$2,356,776
Tangible common equity to tangible assets (TCE/TA Ratio)	**7.45%**	**7.30%**	**6.83%**	**7.71%**	**8.56%**

23 | Investor Presentation

24 | Investor Presentation Reconciliation of Non-GAAP Measures 24 $ in 000's 3/31/2022 6/30/2022 9/30/2022 12/31/2022 3/31/2023 Efficiency Ratio Non-interest expense $13,282 $15,006 $15,320 $16,673 $16,282 Less: Intangible amortization ($309) ($389) ($395) ($399) ($360) Less: Merger related expenses $0 $0 $0 $0 $0 Non-interest expense (numerator) $12,973 $14,617 $14,925 $16,274 $15,922 Net interest income $17,053 $19,804 $22,520 $24,048 $23,092 Plus: Total non-interest income $4,459 $6,076 $5,849 $5,423 $4,984 Less: Gain on life insurance proceeds $0 $0 $0 $0 $0 Less: Net (losses) gains on sales or calls of securities $0 $0 $0 ($234) ($193) Less: Net (losses) gains on equity securities ($109) ($148) ($88) $46 $20 Less: Net gains on sale of low income housing partnership $0 $0 $0 $421 $0 Total revenue (denominator) $21,621 $26,028 $28,457 $29,238 $28,249 Efficiency ratio 60.00% 56.16% 52.45% 55.66% 56.36% Noninterest income/revenue Noninterest Income $4,459 $6,076 $5,849 $5,423 $4,984 Less: Net (losses) gains on sales or calls of securities $0 $0 $0 ($234) ($193) Less: Net (losses) gains on equity securities ($109) ($148) ($88) $46 $20 Less: Net gains on sale of low income housing partnership $0 $0 $0 $421 $0 Noninterest Income (Numerator) $4,568 $6,224 $5,937 $5,190 $5,157 Net Interest Income $17,053 $19,804 $22,520 $24,048 $23,092 Plus: Noninterest Income $4,568 $6,224 $5,937 $5,190 $5,157 Revenue (Denominator) $21,621 $26,028 $28,457 $29,238 $28,249 Noninterest income/revenue 21.13% 23.91% 20.86% 17.75% 18.26% Three Months Ended,

25 | Investor Presentation Reconciliation of Non-GAAP Measures 25 $ in 000's Twelve Months Ended, 2019 2020 2021 2022 3/31/2023 Noninterest income/revenue Noninterest Income $18,169 $20,090 $22,776 $21,807 $22,332 Less: Gain on life insurance proceeds $0 $0 $101 $0 $0 Less: Net (losses) gains on sales or calls of securities $0 $0 $0 ($234) ($427) Less: Net (losses) gains on equity securities $267 ($193) $439 ($298) ($169) Less: Net gains on sale of low income housing partnership $0 $0 $0 $421 $421 Noninterest Income (Numerator) $17,902 $20,283 $22,236 $21,918 $22,507 Net Interest Income $59,418 $73,068 $71,244 $83,425 $89,464 Plus: Noninterest Income $17,902 $20,283 $22,236 $21,918 $22,507 Revenue (Denominator) $77,320 $93,351 $93,480 $105,343 $111,971 Noninterest income/revenue 23.15% 21.73% 23.79% 20.81% 20.10% Years Ended December 31,

Peer Companies

Name	Ticker	Name	Ticker
Mid Penn Bancorp, Inc.	MPB	Fidelity D & D Bancorp, Inc.	FDBC
The First of Long Island Corporation	FLIC	Citizens & Northern Corporation	CZNC
Arrow Financial Corporation	AROW	Citizens Financial Services, Inc.	CZFS
BCB Bancorp, Inc.	BCBP	Capital Bancorp, Inc.	CBNK
Peoples Financial Services Corp.	PFIS	Meridian Corporation	MRBK
Orrstown Financial Services, Inc.	ORRF	Codorus Valley Bancorp, Inc.	CVLY
First Bank	FRBA	Evans Bancorp, Inc.	EVBN
Chemung Financial Corporation	CHMG	Norwood Financial Corp.	NWFL
Ponce Financial Group, Inc.	PDLB	Blue Foundry Bancorp	BLFY
Unity Bancorp, Inc.	UNTY	Hanover Bancorp, Inc.	HNVR
Orange County Bancorp, Inc.	OBT	Penns Woods Bancorp, Inc.	PWOD

26 | Investor Presentation

27 | Investor Presentation ACNB Corporation Investor Relations Contact Jason H. Weber Executive Vice President, Treasurer & Chief Financial Officer ACNB Corporation 16 Lincoln Square Gettysburg, PA 17325 investor.relations@acnb.com 717-339-5090 Investor Presentation